Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statements (Form S-3 Nos. 333-276856, 333-252078, 333-252903, 333-257433, 333-257661 and Form S-1 No. 333-250945) of Zevra Therapeutics, Inc.,

2.	Registration Statements (Form S-8 Nos. 333-203703) pertaining to the Incentive Stock Plan, as amended, and the 2014 Equity Incentive Plan of Zevra Therapeutics, Inc.,

3.

Registration Statements (Form S-8 Nos. 333-210369, 333-216858, 333-224062, 333-230041, 333-236794, 333-252743, and 333-270340) pertaining to the 2014 Equity Incentive Plan of Zevra Therapeutics, Inc., and

4.

Registration Statements (Form S-8 Nos. 333-257429 and 333-270340) pertaining to the Amended and Restated 2014 Equity Incentive Plan, and the 2021 Employee Stock Purchase Plan of Zevra Therapeutics, Inc.;

5.	Registration Statement (Form S-8 No. 333-270341) pertaining to the 2023 Employment Inducement Award Plan of Zevra Therapeutics, Inc.;

of our report dated April 1, 2024, with respect to the financial statements of Zevra Therapeutics, Inc. included in this Annual Report (Form 10-K) of Zevra Therapeutics, Inc. for the years ended December 31, 2023, and 2022.

/s/ Ernst & Young LLP

Orlando, Florida

April 1, 2024